Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Foamex International Inc. on Form S-8 (File Nos. 33-74264, 33-94154, and 333-90020) of our report dated February 22, 2002 (March 5, 2003 as to Notes 2, 18, 19, 20, 21) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the discontinuance of the application of certain accounting standards for the current year's financial statements and an explanatory paragraph relating to the significant differences between generally accepted accounting principles in Thailand and generally accepted accounting principles in the Unites States of America as more fully described in Notes 18 and 19 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of Foamex International Inc. for the year ended December 28, 2003.




                                            Wimolporn Boonyusthian
/s/ Wimolporn Boonyusthian              Certified Public Accountant (Thailand)
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Bangkok, Thailand                              Registration No. 4067
March 8, 2004                              DELOITTE TOUCHE TOHMATSU JAIYOS